INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference of our report dated August 19, 1999 accompanying the financial statements of Alanco Technologies, Inc. to the Form S-8 Registration Statement of Alanco Technologies, Inc.


/s/Hein + Associates LLP
------------------------
Hein + Associates LLP


Denver, Colorado
November 22, 1999